Exhibit 99.1

UNIFI®, Makers of REPREVE®, Announces an Agreement to Sell Non-Strategic Real Estate in the U.S., with $60 Million of Expected Gross Proceeds to Deleverage and Transform the Balance Sheet

Expected proceeds will be allocated to reduce debt, optimize operating footprint, and enhance future financial performance and flexibility, without impact to current operations and customer service

GREENSBORO, N.C., – Unifi, Inc. (NYSE: UFI) (together with its consolidated subsidiaries, “UNIFI”), the makers of REPREVE® and one of the world’s leading innovators in recycled and synthetic yarns, today announced that it has entered into an agreement for the sale of two non-strategic real estate assets across its operating base in Yadkin County, North Carolina for approximately $60 million before fees and expenses. The non-strategic real estate assets include approximately 120 acres of land and 500,000 square feet of warehouse space across two separate operating locations in Yadkin County, North Carolina. The transaction is expected to close in the Company’s second fiscal quarter, unless extended by the parties, subject to satisfaction of certain closing conditions as described in the associated Form 8-K filing.

“This transaction demonstrates our focus on optimizing the efficiency of our U.S. business and makes UNIFI a leaner and more profitable organization,” said Eddie Ingle, Chief Executive Officer of UNIFI, Inc. “Working with the buyer, we were able to identify portions of our real estate portfolio that would be most beneficial to a new owner while being least impactful to our ongoing operations and production capacity. This carve out of assets is expected to have minimal operational impact to our business and create no downtime in our daily processes. Our U.S. based operations will maintain their current production capacities and there will be no changes to how we service our customers out of UNIFI’s Yadkin County campus. Upon closing this transaction, UNIFI would retire a substantial amount of debt and significantly improve its financial flexibility.”

About UNIFI

UNIFI, Inc. (NYSE: UFI) is a global leader in fiber science and sustainable synthetic textiles. Using proprietary recycling technology, UNIFI is a pioneer in scaling the transformation of post-industrial and post-consumer waste into sustainable products. Through REPREVE, the world’s leading brand of traceable, recycled fiber and resin, UNIFI is changing the way industries think about the materials they use – and reuse. A vertically-integrated manufacturer, the company has direct operations in the United States, Colombia, El Salvador, and Brazil, and sales offices all over the world. UNIFI envisions a future where circular and sustainable solutions are the only choice. For more information about UNIFI, visit www.unifi.com.

Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain “forward-looking statements” within the meaning of federal securities laws about the financial condition and results of operations of UNIFI that are based on management’s beliefs, assumptions and expectations about our future economic performance, considering the information currently available to management. An example of such forward-looking statements include, among others, guidance pertaining to our financial outlook. The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “plan,” “estimate,” “project,” “expect,” “intend,” “seek,” “strive” and words of similar import, or the negative of such words, identify or signal the presence of forward-looking statements. These statements are not statements of historical fact, and they involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statement.

Factors that could contribute to such differences include, but are not limited to: the competitive nature of the textile industry and the impact of global competition; changes in the trade regulatory environment and governmental policies and legislation; the availability, sourcing, and pricing of raw materials; general domestic and international economic and industry conditions in markets where UNIFI competes, including economic and political factors over which UNIFI has no control; changes in consumer spending, customer preferences, fashion trends, and end-uses for UNIFI's products; the financial condition of UNIFI’s customers; the loss of a significant customer or brand partner; natural disasters, industrial accidents, power or water shortages, extreme weather conditions, and other disruptions at one of our facilities; the disruption of operations, global demand, or financial performance as a result of catastrophic or extraordinary events, including, but not limited to, epidemics or pandemics; the success of UNIFI’s strategic business initiatives; the volatility of financial and credit markets, including the impacts of counterparty risk (e.g., deposit concentration and recent depositor sentiment and activity); the ability to service indebtedness and fund capital expenditures and strategic business initiatives; the availability of and access to credit on reasonable terms; changes in foreign currency exchange, interest, and inflation rates; fluctuations in production costs; the ability to protect intellectual property; the strength and reputation of our brands; employee relations; the ability to attract, retain, and motivate key employees; the impact of climate change or environmental, health, and safety regulations; and the impact of tax laws, the judicial or administrative interpretations of tax laws, and/or changes in such laws or interpretations.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on UNIFI. Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as may be required by federal securities laws. The above and other risks and uncertainties are described in UNIFI’s most recent Annual Report on Form 10-K, and additional risks or uncertainties may be described from time to time in other reports filed by UNIFI with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

Contact information:

Josh Carroll or Chris Hodges

Alpha IR Group

312-445-2870

UFI@alpha-ir.com